Exhibit 99.1

The Bancorp, Inc. Reports Second Quarter 2021 Financial Results

Wilmington, DE – July 29, 2021 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the second quarter of 2021.

Highlights

•	For the quarter ended June 30, 2021, The Bancorp earned net income of $29.2 million from continuing operations, and $0.50 diluted earnings per share from combined continuing and discontinued operations.

•	Return on assets and equity for the quarter ended June 30, 2021 amounted to 1.7% and 19%, respectively, compared to 1.3% and 16%, respectively, for the quarter ended June 30, 2020 (all percentages “annualized.”)

•	Net interest margin amounted to 3.19% for the quarter ended June 30, 2021, compared to 3.53% for the quarter ended June 30, 2020 and 3.34% for the quarter ended March 31, 2021.

•	Net interest income increased 8% to $54.1 million for the quarter ended June 30, 2021, compared to $50.2 million for the quarter ended June 30, 2020.

•	Average loans and leases, including loans at fair value, increased 16% to $4.58 billion for the quarter ended June 30, 2021, compared to $3.93 billion for the quarter ended June 30, 2020.

•	Prepaid, debit card and other payment related fees increased 5% to $21.4 million for the quarter ended June 30, 2021, compared to $20.4 million for the quarter ended June 30, 2020.

•	Gross dollar volume (GDV), representing the total amounts spent on prepaid and debit cards, increased 15% for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020.

•	SBLOC (securities backed lines of credit), IBLOC (insurance backed lines of credit) and advisor financing loans collectively increased 38% year over year and 7% quarter over quarter to $1.80 billion at June 30, 2021.

•	Small Business Loans, including those held at fair value, increased 15% year over year to $689.5 million at June 30, 2021. That growth is exclusive of Paycheck Protection Program (PPP) loan balances of $129.4 million and $207.9 million, respectively, at June 30, 2021 and June 30, 2020.

•	Direct lease financing balances increased 20% year over year to $506.4 million at June 30, 2021.

•	The average interest rate on $6.38 billion of average deposits and interest-bearing liabilities during the second quarter of 2021 was 0.18%. Average deposits of $6.26 billion for the second quarter 2021, reflected an increase of 17% over the $5.37 billion in average deposits for the quarter ended June 30, 2020.

•	Of the $48 million of loan balances with Covid related payment deferrals at March 31, 2021, only borrowers representing $2.6 million of balances had not made their payments due on July 5, 2021, with an additional $968,000 remaining in deferral as of that date. Those amounts represent .08% of total loans at June 30, 2021 compared to 1.0% at March 31, 2021.

•	Consolidated and The Bancorp Bank (“the Bank”) leverage ratios were 8.52% and 8.73%, respectively, at June 30, 2021. The Bancorp and its subsidiary, The Bank, remain well capitalized.

•	Book value per common share at June 30, 2021 was $10.77 per share compared to $9.28 per share at June 30, 2020, an increase of 16%, primarily as a result of retained earnings per share.

•	The Bancorp repurchased 449,315 shares of its common stock at an average cost of $22.26 per share during the quarter ended June 30, 2021.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “We had another strong quarter in both growth and profitability. Growth continues to be supported by the acquisition of new clients and the expansion of our capabilities and solutions in our payments ecosystem. Based on our year-to-date performance of $0.94 a share and our 2021 outlook, we are raising our guidance to $1.78 a share. The $1.78 does not include the impact of buybacks in the 3rd and 4th quarters. We continue to see tailwinds that should drive continued growth in 2021 earnings and beyond. We will issue preliminary 2022 per share guidance in our 3rd quarter earnings release. Current trends would suggest income growth for 2022 of 20% or more over our revised 2021 guidance.”

The Bancorp reported net income of $29.4 million, or $0.50 per diluted share, for the quarter ended June 30, 2021, compared to net income of $20.1 million, or $0.35 per diluted share, for the quarter ended June 30, 2020. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 8.52%, 15.39%, 15.78% and 15.39%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, July 30, 2021 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 2868852.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, August 6, 2021 by dialing 855.859.2056, access code 2868852.

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine, and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
Condensed income statement	2021	2020	2021	2020
	(dollars in thousands, except per share data)

Net interest income	$54,069	$50,246	$107,826	$93,157
Provision for credit losses	(951)	922	(129)	4,501
Non-interest income
ACH, card and other payment processing fees	1,904	1,707	3,700	3,553
Prepaid, debit card and related fees	19,447	18,673	38,655	37,213
Net realized and unrealized gains (losses) on commercial loans, at fair value	2,579	(940)	4,575	(6,096)
Change in value of investment in unconsolidated entity	—	—	—	(45)
Leasing related income	1,767	443	2,732	1,276
Other non-interest income	164	483	273	1,064
Total non-interest income	25,861	20,366	49,935	36,965
Non-interest expense
Salaries and employee benefits	27,087	25,492	52,745	48,233
Data processing expense	1,146	1,177	2,272	2,346
Legal expense	2,044	2,229	4,098	3,142
FDIC insurance	2,589	2,918	4,969	5,507
Software	3,706	3,386	7,390	6,863
Other non-interest expense	7,311	7,418	14,292	14,947
Total non-interest expense	43,883	42,620	85,766	81,038
Income from continuing operations before income taxes	36,998	27,070	72,124	44,583
Income tax expense	7,840	6,787	16,906	11,139
Net income from continuing operations	29,158	20,283	55,218	33,444
Discontinued operations
Income (loss) from discontinued operations before income taxes	361	(274)	237	(1,049)
Income tax expense (benefit)	84	(59)	55	(264)
Net income (loss) from discontinued operations, net of tax	277	(215)	182	(785)
Net income	$29,435	$20,068	$55,400	$32,659

Net income per share from continuing operations - basic	$0.51	$0.35	$0.96	$0.58
Net income (loss) per share from discontinued operations - basic	$—	$—	$0.01	$(0.01)
Net income per share - basic	$0.51	$0.35	$0.97	$0.57

Net income per share from continuing operations - diluted	$0.49	$0.35	$0.93	$0.58
Net income (loss) per share from discontinued operations - diluted	$0.01	$—	$0.01	$(0.01)
Net income per share - diluted	$0.50	$0.35	$0.94	$0.57
Weighted average shares - basic	57,230,576	57,489,719	57,232,557	57,355,282
Weighted average shares - diluted	59,022,925	57,800,115	59,086,956	57,856,791

Note: Compared to higher rates in recent periods, the effective tax rate in the second quarter of 2021 approximated 21% as a result of the impact of excess tax deductions related to stock-based compensation, recorded as a discrete item in the second quarter. The large deductions and tax benefit resulted from the increase in the Company’s stock price as compared to the original grant date.

Balance sheet	June 30,	March 31,	December 31,	June 30,
	2021 (unaudited)	2021 (unaudited)	2020	2020 (unaudited)
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$5,470	$7,838	$5,984	$5,094
Interest earning deposits at Federal Reserve Bank	583,498	1,738,749	339,531	475,627
Total cash and cash equivalents	588,968	1,746,587	345,515	480,721

Investment securities, available-for-sale, at fair value	1,106,075	1,128,459	1,206,164	1,324,447
Commercial loans, at fair value (held-for-sale at June 30, 2020)	1,690,216	1,780,762	1,810,812	1,807,630
Loans, net of deferred fees and costs	2,915,344	2,827,076	2,652,323	2,322,737
Allowance for credit losses	(15,292)	(16,419)	(16,082)	(14,625)
Loans, net	2,900,052	2,810,657	2,636,241	2,308,112
Federal Home Loan Bank and Atlantic Central Bankers Bank stock	1,667	1,368	1,368	1,368
Premises and equipment, net	17,392	17,196	17,608	16,701
Accrued interest receivable	18,668	20,164	20,458	18,897
Intangible assets, net	2,646	2,746	2,845	2,710
Deferred tax asset, net	10,923	10,900	9,757	7,921
Investment in unconsolidated entity, at fair value	24,988	31,047	31,294	34,064
Assets held-for-sale from discontinued operations	97,496	106,925	113,650	128,463
Other assets	91,516	90,530	81,129	83,003
Total assets	$6,550,607	$7,747,341	$6,276,841	$6,214,037

Liabilities:
Deposits
Demand and interest checking	$5,225,024	$6,231,220	$5,205,010	$5,089,741
Savings and money market	459,688	690,281	257,050	455,458
Total deposits	5,684,712	6,921,501	5,462,060	5,545,199

Securities sold under agreements to repurchase	42	42	42	42
Senior debt	98,498	98,406	98,314	—
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	39,901	40,085	40,277	40,639
Other liabilities	94,944	77,142	81,583	81,677
Total liabilities	$5,931,498	$7,150,577	$5,695,677	$5,680,958

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,458,287 and 57,455,308 shares issued and outstanding at June 30, 2021 and 2020, respectively	57,458	57,248	57,551	57,455
Additional paid-in capital	363,241	370,481	377,452	373,812
Retained earnings	183,853	154,418	128,453	81,028
Accumulated other comprehensive income	14,557	14,617	17,708	20,784
Total shareholders' equity	619,109	596,764	581,164	533,079

Total liabilities and shareholders' equity	$6,550,607	$7,747,341	$6,276,841	$6,214,037

Average balance sheet and net interest income	Three months ended June 30, 2021			Three months ended June 30, 2020
	(dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$4,572,712	$49,378	4.32%	$3,925,515	$41,448	4.22%
Leases-bank qualified*	5,783	96	6.64%	9,217	162	7.03%
Investment securities-taxable	1,081,419	7,201	2.66%	1,334,368	10,188	3.05%
Investment securities-nontaxable*	3,878	32	3.30%	4,402	35	3.18%
Interest earning deposits at Federal Reserve Bank	1,120,039	300	0.11%	426,174	107	0.10%
Net interest earning assets	6,783,831	57,007	3.36%	5,699,676	51,940	3.65%

Allowance for credit losses	(16,406)			(14,822)
Assets held-for-sale from discontinued operations	98,895	781	3.16%	130,530	1,094	3.35%
Other assets	201,539			228,443
	$7,067,859			$6,043,827

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,736,776	$1,327	0.09%	$5,140,167	$1,390	0.11%
Savings and money market	526,112	192	0.15%	234,201	120	0.20%
Total deposits	6,262,888	1,519	0.10%	5,374,368	1,510	0.11%

Short-term borrowings	—	—	—	16,428	15	0.37%
Repurchase agreements	41	—	—	41	—	—
Subordinated debentures	13,401	112	3.34%	13,401	128	3.82%
Senior debt	100,239	1,280	5.11%	—	—	—
Total deposits and liabilities	6,376,569	2,911	0.18%	5,404,238	1,653	0.12%

Other liabilities	83,353			123,997
Total liabilities	6,459,922			5,528,235

Shareholders' equity	607,937			515,592
	$7,067,859			$6,043,827
Net interest income on tax equivalent basis*		$54,877			$51,381

Tax equivalent adjustment		27			41

Net interest income		$54,850			$51,340
Net interest margin *			3.19%			3.53%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2021 and 2020.

** Includes commercial loans, at fair value for 2021 previously classified as held-for-sale at June 30, 2020. All periods include non-accrual loans.

NOTE: In the table above, the 2021 interest on loans reflects $3.0 million of fees which were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not significantly increase average loans or assets. These fees are not expected to recur. Interest on loans also includes $1.3 million of interest and fees on PPP loans. In 2020 the table above includes comparable PPP interest and fees of $1.6 million. Increases in interest earning deposits at the Federal Reserve Bank reflect increased deposits resulting from stimulus payments distributed to a large segment of the population, resulting from December 2020 federal legislation.

Average balance sheet and net interest income	Six months ended June 30, 2021			Six months ended June 30, 2020
	(dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$4,524,911	$97,189	4.30%	$3,593,921	$80,607	4.49%
Leases-bank qualified*	6,379	214	6.71%	10,096	362	7.17%
Investment securities-taxable	1,136,631	16,009	2.82%	1,364,956	20,683	3.03%
Investment securities-nontaxable*	3,960	67	3.38%	4,788	75	3.13%
Interest earning deposits at Federal Reserve Bank	935,239	483	0.10%	460,025	1,730	0.75%
Net interest earning assets	6,607,120	113,962	3.45%	5,433,786	103,457	3.81%

Allowance for credit losses	(16,241)			(12,532)
Assets held for sale from discontinued operations	103,983	1,634	3.14%	133,903	2,368	3.54%
Other assets	203,821			233,088
	$6,898,683			$5,788,245

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,619,608	$2,944	0.10%	$4,746,928	$8,085	0.34%
Savings and money market	466,978	341	0.15%	203,888	170	0.17%
Time deposits	—	—	—	159,752	1,483	1.86%
Total deposits	6,086,586	3,285	0.11%	5,110,568	9,738	0.38%

Short-term borrowings	6,491	8	0.25%	36,620	180	0.98%
Repurchase agreements	41	—	—	57	—	—
Subordinated debentures	13,401	225	3.36%	13,401	290	4.33%
Senior debt	100,190	2,559	5.11%	—	—	—
Total deposits and liabilities	6,206,709	6,077	0.20%	5,160,646	10,208	0.40%

Other liabilities	91,837			118,811
Total liabilities	6,298,546			5,279,457

Shareholders' equity	600,137			508,788
	$6,898,683			$5,788,245
Net interest income on tax equivalent basis*		$109,519			$95,617

Tax equivalent adjustment		59			92

Net interest income		$109,460			$95,525
Net interest margin *			3.26%			3.43%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2021 and 2020.

** Includes commercial loans, at fair value for 2021 previously classified as held-for-sale at June 30, 2020. All periods include non-accrual loans.

NOTE: In the table above, the 2021 interest on loans reflects $4.5 million of fees which were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not significantly increase average loans or assets. These fees are not expected to recur. Interest on loans also includes $3.7 million of interest and fees on PPP loans. In 2020 the table above includes comparable PPP interest and fees of $1.6 million. Increases in interest earning deposits at the Federal Reserve Bank reflect increased deposits resulting from stimulus payments distributed to a large segment of the population, resulting from December 2020 federal legislation.

Allowance for credit losses	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2021 (unaudited)	2020 (unaudited)	2020
	(dollars in thousands)

Balance in the allowance for credit losses at beginning of period (1)	$16,082	$12,875	$12,875

Loans charged-off:
SBA non-real estate	321	1,048	1,350
SBA commercial mortgage	23	—	—
Direct lease financing	193	1,552	2,243
SBLOC	15	—	—
Total	552	2,600	3,593

Recoveries:
SBA non-real estate	15	60	103
Direct lease financing	7	84	570
Total	22	144	673
Net charge-offs	530	2,456	2,920
(Reversal of) provision credited to allowance, excluding commitment provision	(260)	4,206	6,127

Balance in allowance for credit losses at end of period	$15,292	$14,625	$16,082
Net charge-offs/average loans	0.02%	0.06%	0.07%
Net charge-offs/average assets	0.01%	0.04%	0.05%

(1) Excludes activity from assets held-for-sale from discontinued operations.

Loan portfolio	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020
	(in thousands)

SBL non-real estate	$228,958	$305,446	$255,318	$293,692
SBL commercial mortgage	343,487	320,013	300,817	259,020
SBL construction	18,494	20,692	20,273	33,193
Small business loans *	590,939	646,151	576,408	585,905
Direct lease financing	506,424	484,316	462,182	422,505
SBLOC / IBLOC**	1,729,628	1,622,359	1,550,086	1,287,350
Advisor financing ***	72,190	58,919	48,282	15,529
Other specialty lending	2,092	2,251	2,179	2,706
Other consumer loans ****	3,748	4,201	4,247	4,003
	2,905,021	2,818,197	2,643,384	2,317,998
Unamortized loan fees and costs	10,323	8,879	8,939	4,739
Total loans, net of unamortized fees and costs	$2,915,344	$2,827,076	$2,652,323	$2,322,737

Small business portfolio	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020
	(in thousands)

SBL, including unamortized fees and costs	$593,401	$647,445	$577,944	$583,935
SBL, included in commercial loans, at fair value	225,534	234,908	243,562	225,401
Total small business loans	$818,935	$882,353	$821,506	$809,336

* The preceding table shows small business loans and small business loans held at fair value. The small business loans held at fair value are comprised of the government guaranteed portion of SBA 7a loans at the dates indicated. A reduction in SBL non-real estate loans from $305.4 million at March 31, 2021 to $229.0 million at June 30, 2021 resulted from U.S. government repayments of $60.8 million of PPP loans authorized by The Consolidated Appropriations Act, 2021 and the repayment of $19.7 million of a line of credit to another institution related to PPP loans. PPP loans totaled $129.4 million at June 30, 2021 and $165.7 million at December 31, 2020, respectively.

** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies.

*** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan to value ratios of 70%, based on third party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

**** Included in the table above under Other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $424,000 and $663,000 at June 30, 2021 and December 31, 2020, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

Small business loans as of June 30, 2021

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$358
Paycheck Protection Program Loans (PPP) (a)	129
Commercial mortgage SBA (b)	189
Construction SBA (c)	9
Non-guaranteed portion of U.S. government guaranteed 7a loans (d)	106
Non-SBA small business loans (e)	18
Total principal	$809
Unamortized fees and costs	10
Total small business loans	$819

(a) This is the portion of SBA 7a loans (7a) and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the Bank adheres.

(c) Of the $9 million in Construction SBA loans, $8 million are 504 first mortgages with an origination date LTV of 50-60% and $1 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $106 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e) The $18 million of non-SBA loans is comprised of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators, are considered seasoned and have performed as agreed. A $2 million guaranty by the seller, for an 11% first loss piece, is in place until August 2021.

Additionally, the CARES Act of 2020 (“the CARES Act”) provided for six months of principal and interest payments on 7a loans which generally ended in fourth quarter 2020 or in first quarter 2021. The Consolidated Appropriations Act, 2021, became law in December 2020 and provides for at least an additional two months of such payments on SBA 7a loans, with up to five months of payments on hotel, restaurant, and other more highly impacted loans. Unlike the six months of CARES Act payments, these additional payments are capped at $9,000 per month.

Small business loans by type as of June 30, 2021

(Excludes government guaranteed portion of SBA 7a loans, PPP loans, and a line of credit to initially fund PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Hotels (except casino hotels) and motels	$66	$3	$—	$69	22%
Full-service restaurants	16	1	3	20	6%
Child day care services	16	—	1	17	5%
Baked goods stores	4	—	11	15	5%
Car washes	10	2	—	12	4%
Assisted living facilities for the elderly	10	—	—	10	3%
Offices of lawyers	9	—	—	9	3%
Lessors of nonresidential buildings (except miniwarehouses)	9	—	—	9	3%
Funeral homes and funeral services	8	—	—	8	2%
Limited-service restaurants	2	1	5	8	2%
General warehousing and storage	7	—	—	7	2%
All other amusement and recreation industries	5	—	1	6	2%
Outpatient mental health and substance abuse centers	5	—	—	5	2%
Other spectator sports	5	—	—	5	1%
Fitness and recreational sports centers	—	2	2	4	1%
Gasoline stations with convenience stores	4	—	—	4	1%
Offices of dentists	3	—	—	3	1%
Other warehousing and storage	3	—	—	3	1%
New car dealers	3	—	—	3	1%
All other miscellaneous wood product manufacturing	3	—	—	3	1%
Offices of physicians (except mental health specialists)	3	—	—	3	1%
All other miscellaneous general purpose machinery manufacturing	3	—	—	3	1%
Pet care (except veterinary) services	2	—	—	2	1%
Automotive body, paint, and interior repair and maintenance	2	—	—	2	1%
Sewing, needlework, and piece goods stores	2	—	—	2	1%
Caterers	2	—	—	2	1%
Amusement arcades	2	—	—	2	1%
Lessors of other real estate property	2	—	—	2	1%
Plumbing, heating, and air-conditioning contractors	2	—	—	2	1%
Landscaping services	—	—	2	2	1%
Offices of real estate agents and brokers	2	—	—	2	1%
Independent artists, writers, and performers	2	—	—	2	1%
Other**	46	2	28	76	20%
Total	$258	$11	$53	$322	100%

* Of the SBL commercial mortgage and SBL construction loans, $61.0 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $2.0 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

State diversification as of June 30, 2021

(Excludes government guaranteed portion of SBA 7a loans, PPP loans, and a line of credit to initially fund PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Florida	$54	$—	$8	$62	19%
California	42	1	4	47	15%
North Carolina	23	2	3	28	9%
Pennsylvania	23	—	3	26	8%
New York	17	3	5	25	8%
Illinois	22	—	3	25	8%
Texas	12	—	5	17	5%
New Jersey	7	—	6	13	4%
Virginia	9	—	2	11	3%
Tennessee	10	—	1	11	3%
Georgia	7	—	2	9	3%
Colorado	3	4	2	9	3%
Michigan	3	—	2	5	2%
Washington	3	—	—	3	1%
Ohio	3	—	—	3	1%
Other states	20	1	7	28	8%
Total	$258	$11	$53	$322	100%

* Of the SBL commercial mortgage and SBL construction loans, $61.0 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of June 30, 2021

Type*	State	SBL commercial mortgage*
	(in millions)
Lawyers' office	CA	$9
Hotel	FL	9
General warehouse and storage	PA	7
Hotel	NC	6
Assisted living facility	FL	5
Outpatient mental health and substance abuse center	FL	5
Hotel	NC	5
Hotel	PA	4
Hotel	TN	4
Gasoline station	VA	4
Total		$58

* All of the top 10 loans are 504 SBA loans with 50%-60% origination date loan-to-value and are in the commercial mortgage category. The top 10 loan table above does not include loans to the extent that they are U.S. government guaranteed.

Commercial real estate loans, at fair value, excluding SBA loans, are as follows including LTV at origination:

Type as of June 30, 2021

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average minimum interest rate
	(dollars in millions)
Multifamily (apartments)	136	$1,323	76%	4.75%
Hospitality (hotels and lodging)	11	75	65%	5.74%
Retail	6	44	71%	4.65%
Other	7	28	70%	5.24%
	160	$1,470	75%	4.81%
Fair value adjustment		(5)
Total		$1,465

State diversification as of June 30, 2021			15 largest loans (all multifamily) as of June 30, 2021

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(in millions)			(in millions)
Texas	$427	77%	North Carolina	$44	78%
Georgia	174	77%	Texas	38	79%
Arizona	108	76%	Texas	36	80%
North Carolina	69	78%	Pennsylvania	33	77%
Alabama	56	76%	Texas	30	75%
Ohio	57	69%	Nevada	28	80%
Other states each <$55 million	579	73%	Texas	27	77%
Total	$1,470	75%	Arizona	27	79%
			Mississippi	27	79%
			North Carolina	25	77%
			Texas	25	77%
			Texas	24	77%
			Alabama	23	77%
			Georgia	21	79%
			Texas	21	79%
			15 Largest loans	$429	78%

Institutional banking loans outstanding at June 30, 2021

Type	Principal	% of total
	(in millions)
Securities backed lines of credit (SBLOC)	$1,133	63%
Insurance backed lines of credit (IBLOC)	597	33%
Advisor financing	72	4%
Total	$1,802	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at June 30, 2021

	Principal amount	% Principal to collateral
	(in millions)
	$60	41%
	17	37%
	16	54%
	14	26%
	12	29%
	10	38%
	9	30%
	8	71%
	8	23%
	8	51%
Total and weighted average	$162	40%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of life insurance policies which have been assigned to us.  We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, seven insurance companies have been approved and, as of April 17, 2021, all were rated Superior (A+ or better) by AM BEST.

Direct lease financing* by type as of June 30, 2021

	Principal balance	% Total
	(in millions)
Construction	$83	16%
Government agencies and public institutions**	77	15%
Real estate and rental and leasing	66	13%
Waste management and remediation services	63	12%
Retail trade	48	10%
Wholesale trade	40	8%
Transportation and warehousing	28	6%
Health care and social assistance	25	5%
Professional, scientific, and technical services	19	4%
Educational services	16	3%
Manufacturing	15	3%
Finance and insurance	7	1%
Other	19	4%
Total	$506	100%

* Of the total $506 million of direct lease financing, $465 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts.

Direct lease financing by state as of June 30, 2021

State	Principal balance	% Total
	(in millions)
Florida	$92	18%
California	53	11%
New Jersey	37	7%
New York	33	6%
Pennsylvania	31	6%
Utah	31	6%
Maryland	24	5%
North Carolina	24	5%
Texas	17	3%
Connecticut	16	3%
Washington	16	3%
Missouri	14	3%
Georgia	11	2%
Idaho	9	2%
Alabama	9	2%
Other states	89	18%
Total	$506	100%

Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of June 30, 2021
The Bancorp, Inc.	8.52%	15.39%	15.78%	15.39%
The Bancorp Bank	8.73%	15.75%	16.14%	15.75%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2020
The Bancorp, Inc.	9.20%	14.43%	14.84%	14.43%
The Bancorp Bank	9.11%	14.27%	14.68%	14.27%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Selected operating ratios
Return on average assets (1)	1.67%	1.33%	1.62%	1.13%
Return on average equity (1)	19.42%	15.61%	18.62%	12.87%
Net interest margin	3.19%	3.53%	3.26%	3.43%

(1) Annualized

Book value per share table	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020
Book value per share	$10.77	$10.42	$10.10	$9.28

Loan quality table	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020
	(dollars in thousands)
Nonperforming loans to total loans	0.31%	0.49%	0.48%	0.44%
Nonperforming assets to total assets	0.14%	0.18%	0.20%	0.17%
Allowance for credit losses	0.52%	0.58%	0.61%	0.63%

Nonaccrual loans	$7,346	$11,961	$12,227	$9,957
Loans 90 days past due still accruing interest	1,550	1,762	497	352
Other real estate owned	—	—	—	—
Total nonperforming assets	$8,896	$13,723	$12,724	$10,309

Gross dollar volume (GDV) (1)	Three months ended
	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020
	(in thousands)

Prepaid and debit card GDV	$27,106,763	$28,094,930	$22,523,855	$23,539,694

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

Business line quarterly summary
Quarter ended June 30, 2021
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.5%	$1,802	38%	29%
Small Business Lending****	5.0%	819	15%	10%
Leasing	6.0%	506	20%	18%
Commercial real estate (non-SBA at fair value)	4.8%	1,465	nm	nm
Weighted average yield	4.1%	$4,592			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter	Year over year
Prepaid and debit card issuance	0.1%	$4,836	24%	nm	$19.4	4%
Card payment and ACH processing	0.2%	$885	22%	nm	$1.9	nm

* Average rates are for the quarter ended June 30, 2021.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities, Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies, and Advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans. The linked quarter annualized percentage excludes a short-term line of credit to another institution to fund PPP loans, with a balance of $19.7 million at March 31, 2021, which was repaid in the second quarter.

Analysis of Walnut Street* marks

	Loan activity	Marks
	(dollars in millions)
Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2020	(46)	(46)
2021 Marks	—
Payments received	(122)
June 30, 2021 Bancorp book value**	$25

Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the investment in a securitization of certain loans from the Bank's discontinued loan portfolio.

** Approximately 21% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of June 30, 2021.

Walnut Street portfolio composition as of June 30, 2021

Collateral type	% of Portfolio
Commercial real estate non-owner occupied - Retail	80.0%
Construction and land	13.3%
Other	6.7%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of June 30, 2021

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)
Commercial loan discontinued principal before marks	$53
Florida mall held in discontinued other real estate owned	42	$(27)
Mark at June 30, 2021		(4)
Cumulative mark at June 30, 2021	$95	$(31)	33%

Analysis of discontinued commercial loan relationships as of June 30, 2021

	Performing loan principal	Nonperforming loan principal	Total loan principal	Performing loan marks	Nonperforming loan marks	Total marks
	(in millions)
4 loan relationships > $5 million	$33	$—	$33	$(2)	$—	$(2)
Loan relationships < $5 million	12	4	16	(1)	(1)	(2)
	$45	$4	$49	$(3)	$(1)	$(4)

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal March 31, 2021 before marks	$61
Quarterly paydowns and other reductions	(8)
Commercial loan discontinued principal June 30, 2021 before marks	53
Marks June 30, 2021	(4)
Net commercial loan exposure June 30, 2021	49
Residential mortgages	27
Net loans	76
Florida mall in other real estate owned	15
5 properties in other real estate owned	6
Total discontinued assets at June 30, 2021	$97

Discontinued commercial loan composition as of June 30, 2021

Collateral type	Unpaid principal balance	Mark at June 30, 2021	Mark as % of portfolio
	(in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	2	—	—
Other	18	(0.1)	1%
Construction and land	10	(0.1)	1%
Commercial non-real estate and industrial	3	(0.1)	3%
1 to 4 family construction	7	(2.6)	37%
First mortgage residential non-owner occupied	5	—	—
Commercial real estate owner occupied:
Retail	2	—	—
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$53	$(3.5)	7%
Less: mark	(4)
Net commercial loan exposure June 30, 2021	$49	$(3.5)

Loan payment deferrals related to Covid-19

Total non-U.S. guaranteed loan balances for borrowers with Covid-19 payment deferrals amounted to $48 million as of March 31, 2021. The vast majority of these borrowers had begun making their payments as of July 5, 2021. As of that date, $968,000 of discontinued operations loans were still in deferral, and small business (SBA) borrowers with unguaranteed principal balances totaling $2.6 million, have not made their payments due on that date. Of the $2.6 million, we are considering further deferrals for borrowers with unguaranteed balances of $1.7 million.